Exhibit 10.1

Execution Version

OPTION INTERESTS PURCHASE AGREEMENT

This OPTION INTERESTS PURCHASE AGREEMENT (this “Agreement”) is made effective as of June 28, 2013 (the “Effective Date”), between Enbridge Energy Partners, L.P., a Delaware limited partnership (“Seller”), and Enbridge Energy Company, Inc., a Delaware corporation (“Buyer”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the OLP Partnership Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer own 39.9995% and 59.99%, respectively of the (i) Series EA Limited Partner Interests and (ii) Series ME Limited Partner Interests, in Enbridge Energy, Limited Partnership, a Delaware limited partnership (the “OLP”);

WHEREAS, pursuant to Sections 4.10 and 4.12 of the Fifth Amended and Restated Agreement of Limited Partnership of the OLP, dated December 6, 2012 (the “OLP Partnership Agreement”), Seller has the option to sell to Buyer, and Buyer has the obligation to purchase from Seller, up to 15% of the Series EA Limited Partner Interests and up to 15% of the Series ME Limited Partner Interests (the “Put Option”);

WHEREAS, on June 24, 2013, the board of directors of Enbridge Energy Management, L.L.C. approved the exercise by Seller of its option to sell to Buyer (i) a portion of the Series EA Limited Partner Interests held by Seller representing, in the aggregate, 15% of the total outstanding Series EA Limited Partner Interests (the “Series EA Option Interest”) and (ii) a portion of the Series ME Limited Partner Interest held by Seller representing, in the aggregate, 15% of the total outstanding Series ME Limited Partner Interests (the “Series ME Option Interest” and together with the Series EA Option Interest, the “Option Interests”); and

WHEREAS, on June 25, 2013, Seller provided written notice to Buyer and the OLP regarding the exercise of the Put Option.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Purchase and Sale of the Option Interests

1.1 Sale of the Option Interests.

(a) Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer and assign to Buyer: (i) the Series EA Option Interest in consideration of a payment of $90,221,580 (the “Series EA Purchase Price”) and (ii) the Series ME Option Interest in consideration of a payment of $12,002,665 (the “Series ME Purchase Price, and together with the Series EA Purchase Price, the “Purchase Price”) by Buyer.

(b) The Series EA Purchase Price set forth in Section 1.1(a) is equal to the capital contributed by the Seller in respect of such Series EA Option Interest, plus the product of (i) the AFUDC attributable to the Eastern Access Project, less depreciation attributable to the Eastern Access Project for the period from May 17, 2012 through the Closing Date (as defined below), and (ii) the quotient, expressed as a percentage, obtained by dividing the Series EA Option Interest by the total outstanding Series EA Limited Partner Interests.

(c) The Series ME Purchase Price set forth in Section 1.1(a) is equal to the capital contributed by the Seller in respect of such Series ME Option Interest, plus the product of (i) the AFUDC attributable to the Mainline Expansion Project, less depreciation attributable to the Mainline Expansion Project for the period from December 6, 2012 through the Closing Date, and (ii) the quotient, expressed as a percentage, obtained by dividing the Series ME Option Interest by the total outstanding Series ME Limited Partner Interests.

(d) If it is determined that the Purchase Price paid by Buyer to Seller on the Closing Date does not accurately reflect the calculation methodology set forth in the OLP Partnership Agreement for the determination of the Series EA Purchase Price or the Series ME Purchase Price, then Buyer and Seller shall (i) cooperate in good faith to ensure that the Purchase Price reflects the proper application of such calculation methodology and make necessary adjustments to the Purchase Price to reflect such proper application and (ii) make any corresponding payments that are required as a result of the adjustments referred to in clause (i) of this Section 1.1(d).

(e) If and to the extent that any distributions accruing on the Series EA Option Interest that are attributable to the operations of the Series EA prior to the Closing Date are declared or paid on or after the Closing Date, Seller will be entitled to receive payment from Buyer for such distributions in accordance with Section 4.10(d) of the OLP Partnership Agreement.

(f) If and to the extent that any distributions accruing on the Series ME Option Interest that are attributable to the operations of the Series ME prior to the Closing Date are declared or paid on or after the Closing Date, Seller will be entitled to receive payment from Buyer for such distributions in accordance with Section 4.12(d) of the OLP Partnership Agreement.

1.2 Closing. The closing of the transactions contemplated by this Agreement (the “Closing Date”) shall take place on June 28, 2013.

1.3 Closing Deliveries. On the Closing Date, Seller and Buyer shall deliver an executed cross receipt acknowledging receipt of the Purchase Price and the Option Interests, respectively.

Section 2. Representations and Warranties

2.1 Seller’s Representations. Seller represents and warrants to Buyer that:

(a) Seller has all necessary power, authority and right to execute and deliver this Agreement and to perform the transactions contemplated hereby and this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

(b) No consent, approval, filing, notification or authorization of any governmental or third party is required for consummation by Seller of the transactions contemplated by this Agreement, and the execution and delivery of this Agreement and the performance of the transactions contemplated hereby do not violate, conflict with, or cause a default or acceleration under any contract, agreement, document, or instrument, any law, rule, regulation or any judicial or administrative decision to which Seller or the Option Interests may be subject, or that would create a lien, security interest, encumbrance or restriction of any kind upon the Option Interests; and

(c) Upon the payment of the Purchase Price for the Option Interests in accordance with the terms of this Agreement, good and marketable title to all of the Option Interests, free and clear of all mortgages, liens, security interests, pledges, charges, encumbrances or claims of any kind will be sold to and vest in Buyer.

2.2 Buyer’s Representations. Buyer represents and warrants to Seller that Buyer has all necessary power, authority and right to execute and deliver this Agreement and to perform the transactions contemplated hereby and this Agreement is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

2.3 Survival; Indemnity. All representations and warranties made herein shall survive the Closing Date. Seller agrees to indemnify and hold Buyer harmless from any and all losses, damages, claims, actions and proceedings, including any legal or other expenses, arising out of any breach of any representation or warranty made by the Seller herein. Buyer agrees to indemnify and hold Seller harmless from any and all losses, damages, claims, actions and proceedings, including any legal or other expenses, arising out of any breach of any representation or warranty made by the Buyer herein.

Section 3. Further Assurances

Each party agrees to, at any time and from time to time, promptly execute and deliver such further agreements, documents and instruments, and promptly take or forbear from taking such further actions as the other party may reasonably request in order to more effectively confirm or carry out the provisions of this Agreement.

Section 4. Miscellaneous

4.1 Entire Agreement. Each party hereto acknowledges that this Agreement embodies the entire agreement and understanding between them with respect to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof. This Agreement may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

4.2 Binding Nature. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, personal representatives and assigns.

4.3 Governing Law. This Agreement shall be governed by and construed under the laws of the state of Delaware.

4.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE SELLER:

ENBRIDGE ENERGY PARTNERS, L.P.

By: Enbridge Energy Management, L.L.C., as delegate of authority of Enbridge Energy Company, Inc., its general partner

By:	/s/ Chris Kaitson
Name:	Chris Kaitson
Title:	Vice President – Law and Assistant Secretary

BUYER:

ENBRIDGE ENERGY COMPANY, INC.

By:	/s/ Chris Kaitson
Name:	Chris Kaitson
Title:	Vice President – Law and Assistant Secretary

Signature Page to Purchase Agreement